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                                                                     EXHIBIT 3.7


                              HEALTHTRONICS, INC.


                             SUBSCRIPTION AGREEMENT


     I hereby subscribe to _________ (Number of Shares) of Common Stock at $6.00 per Share for a Total Purchase Price of $______ (Total Purchase Price = Number of Shares x $6.00). Minimum Subscription = 100 Shares ($600).

     I have enclosed a check for the Total Purchase Price made payable to " (Name of Bank) as Escrow Agent for HealthTronics, Inc.".

REGISTRATION (type or print):

Name(s) in which Shares are to be registered:

________________________________________________________________________________

Street Address:

________________________________________________________________________________

City, State, Zip Code and Telephone Number:

________________________________________________________________________________

Ownership Form (check one only):

___ Individual             ___ Tenants in Common
___ Community Property     ___ Corporation
___ Partnership            ___ Pension or Profit Sharing Plan
___ Joint Tenants with     ___ Custodian under Uniform Gift to
    Right of                   Minors Act
    Survivorship           ___ Other (Specify)________________

TAXPAYER IDENTIFICATION NUMBER, CERTIFICATION AND SIGNATURE:

Social Security Number or Taxpayer Identification Number:

_______________________________________________________________________________

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Certification:  I certify that I have received a copy of the Prospectus with respect to the Shares and have reviewed it.

Signature:

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Signature of Subscriber                         Signature of Co-Subscriber

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Indicate Status of Subscriber and Co-Subscriber (Custodian, Trustee, Officer or
Partner) if not signing as Individual(s).

Date:

                 , 1999.
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